                          COMPANY AFFILIATE AGREEMENT

     This Company Affiliate Agreement (this "Agreement") is dated as of September 9, 1998, by and between First Consulting Group, Inc., a Delaware corporation ("Parent"), Integrated Systems Consulting Group, Inc., a Pennsylvania corporation ("Company"), and the undersigned affiliate ("Affiliate").

                                   Recitals

     Whereas, Affiliate is a stockholder of Company.

     Whereas, Parent, Foxtrot Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Company have entered into an Agreement and Plan of Merger and Reorganization dated as of September 9, 1998 (the "Merger Agreement"), providing for the merger of Merger Sub with and into Company (the "Merger"). The Merger Agreement contemplates that, upon consummation of the Merger, (i) the holders of the common stock of Company ("Company Common Stock") will receive shares of common stock of Parent ("Parent Common Stock") in exchange for their shares of Company Common Stock and (ii) Company will become a wholly-owned subsidiary of Parent. It is accordingly contemplated that Affiliate will receive shares of Parent Common Stock in the Merger.

     Whereas, Affiliate understands that the Parent Common Stock being issued in the Merger will be issued pursuant to a registration statement on Form S-4 and that Affiliate may be deemed to be an "affiliate" of Company, as the term "affiliate" is used (i) for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") of the General Rules and Regulations of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) in the SEC's Accounting Series Releases 130 and 135, and, as such, Affiliate may only transfer, sell or dispose of such Parent Common Stock in accordance with this Affiliate Agreement and Rule 145.

     Whereas, it is a condition to be consummation of the Merger pursuant to the Merger Agreement that the independent accounting firms that audit the annual financial statements of Parent and Company will have delivered the written concurrences with the conclusions of management of Parent and Company to the effect that the Merger will be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16.

                                   Agreement

     Now, Therefore, in order to induce Parent and Company to consummate the transactions contemplated by the Merger Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by Affiliate), Affiliate hereby covenants and agrees as follows:

     1. Representations and Warranties. Affiliate represents and warrants to Parent as follows:

                                      1.

          (a) Affiliate is the holder and "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of shares of Company Common Stock set forth under Affiliate's signature below (the "Company Shares"), and Affiliate has good and valid title to Company Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature.

          (b) Affiliate has carefully read this Agreement, and has discussed with Affiliate's own independent counsel to the extent Affiliate felt necessary the limitations imposed on Affiliate's ability to sell, transfer or otherwise dispose of the shares of Parent Common Stock that Affiliate is to receive in the Merger (the "Parent Shares"). Affiliate fully understands the limitations this Agreement places upon Affiliate's ability to sell, transfer or otherwise dispose of the Parent Shares.

          (c) Affiliate understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, Company, and their respective affiliates, counsel and accounting firms for purposes of determining Parent's eligibility to account for the Merger as a "pooling of interests," and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached.

     2. Prohibition Against Transfer. In addition to the restrictions set forth elsewhere-herein, Affiliate agrees that Affiliate shall not effect any sale, transfer or other disposition of the Parent Shares unless:

          (a) such sale, transfer or other disposition is made in conformity with the volume and other requirements of Rule 145 under the Securities Act, as evidenced by a broker's letter and a representation letter executed by Affiliate (reasonably satisfactory in form and content to Parent), each stating that such requirements have been met;

          (b) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (reasonably satisfactory in form and content to the Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from registration under the Securities Act;

          (c) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act; or

          (d) an authorized representative of the SEC shall have rendered written advice to Affiliate to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such proposed sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

     3. Stop Transfer Instructions; Legend. Affiliate acknowledges and agrees that (a) stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Shares, and (b) each certificate representing any of such shares of Parent Common Stock or any substitutions thereof shall bear a legend (together with any other legend or legends required by applicable state securities laws or otherwise), stating in substance:

                                      2.

          THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE
          SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY
          THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE
          TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE AND IN
          ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF
          SEPTEMBER 9, 1998, BETWEEN THE REGISTERED HOLDER FIRST
          CONSULTING GROUP, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF FIRST CONSULTING GROUP, INC.

     4. Covenants Related to Pooling of Interests. In accordance with SEC Staff Accounting Bulletin No. 65 ("SAB65"), during the period contemplated by SAB 65, until the earlier of (i) Parent's public announcement of financial results covering at least 30 days of combined operations of Parent and Company or (ii) the Merger Agreement is terminated in accordance with its terms, Affiliate will not sell, exchange, transfer, pledge, distribute, or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce its risk relative to: (i) any shares of Company Common Stock, except pursuant to and upon the consummation of the Merger, or (ii) any shares of Parent Common Stock received by Affiliate in the Merger or any shares of Parent Common Stock received by Affiliate upon exercise of options assumed by Parent in connection with the Merger. Parent may, at its discretion, cause a restrictive legend covering the restrictions referred to in this Section 4 to be placed on Parent Common Stock certificates issued to Affiliate in the Merger and place a stock transfer notice consistent with the restrictions referred to in this
Section 4 with its transfer agent with respect to such certificates, provided such restrictive legend shall be removed and/or notice shall be countermanded promptly upon expiration of the necessity therefor at the request of Affiliate.

     5. Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, Affiliate (i) may transfer Affiliate's pro rata portion (of the total number of shares available under the "de minimis" exception referred to in this clause (i) to all affiliates of Parent and Company) of the "de minimis" number of shares of Company Common Stock and Parent Common Stock available for sale in accordance with SEC Staff Accounting Bulletin No. 76 (the "De Minimis Pool") contingent upon confirmation and approval by legal counsel for Company and independent auditors to Company and Parent that such transfer qualifies as within Affiliate's pro rata portion of the De Minimis Pool and does not otherwise adversely affect the Parent's ability to account for the Merger as a "pooling of interests" (ii) may (with the written consent of Parent, not to be unreasonably withheld): (A) transfer shares of Company Common Stock or Parent Common Stock to Company in payment of the exercise price of options to purchase Company Common Stock; (B) transfer shares of Parent Common Stock in payment of the exercise price of options to purchase Parent Common Stock; (C) transfer shares of Company Common Stock or Parent Common Stock to any organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, so long as such organization has traditionally been supported by contributions from the general public (as opposed to being supported largely by a specific donor); and (D) transfer shares of Company Common Stock or shares of Parent

                                      3.

Common Stock to a trust established for the benefit of Affiliate and/or for the benefit of one or more members of Affiliate's family, or make a bona fide gift of shares of Common Stock of Company or shares of Parent Common Stock to one or more members of Affiliate's family, provided that in the case of a transfer or gift pursuant to this clause (C) or (D), a transferee of such shares agrees to be bound by the limitations set forth in this Agreement.

     6. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Affiliate agrees that, in the event of any breach or threatened breach by Affiliate of any covenant or obligation contained in this Agreement, each of Parent and Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

     7. Independence of Obligations. The covenants and obligations of Affiliate set forth in this Affiliate Agreement shall be construed as independent of any other agreement or arrangement between Affiliate, on the one hand, and Company or Parent, on the other. The existence of any claim or cause of action by Affiliate against Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Affiliate.

     8. Notices. Any notice or other communication required or permitted to be delivered under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile confirmation) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

          if to Parent:       First Consulting Group, Inc.
                              111 W. Ocean Boulevard- 4th Floor
                              Long Beach, CA 90802
                              Attn: Luther J. Nussbaum
                              Fax: (562) 432-1932

          with a copy to:     Cooley Godward LLP
                              Five Palo Alto Square
                              3000 El Camino Real
                              Palo Alto, CA 94306
                              Attn: Patrick A. Pohlen
                              Fax: (650) 849-7400

          if to Company:      Integrated Systems Consulting Group, Inc.
                              575 East Swedesford Road
                              Wayne, PA 19087
                              Attn: Thomas Olenzak
                              Fax: (610) 989-7050

                                      4.

          with a copy to:     Saul, Ewing, Remick & Saul LLP
                              1055 Westlakes Drive, Suite 150
                              Berwyn, PA 19312
                              Attn: David S. Antzis
                              Fax: (610) 408-4401

          if to Affiliate:

          at the address or facsimile phone number set forth below Affiliate's signature on the signature page hereof.

          with a copy to:     Saul, Ewing, Remick & Saul LLP
                              1055 Westlakes Drive, Suite 150
                              Berwyn, PA 19312
                              Attn: David S. Antzis
                              Fax: (610) 408-4401

     9. Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

     10. Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

     11. Waiver. No Failure on the part of Parent or Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent or Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single partial exercise of any such power, right, privilege or remedy shall prelude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither Parent or Company shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the party deemed to be charged; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                                      5.

     12. Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     13. Further Assurances. Affiliate shall execute and/or cause to be delivered to Parent or Company such instruments and other documents and shall take such other actions as Parent or Company may reasonably request to effectuate the intent and purposes of this Agreement.

     14. Entire Agreement. This Agreement, the Merger Agreement and any Voting Agreement or Noncompetition Agreement between Affiliate and Parent or Irrevocable Proxy executed by Affiliate in favor of Parent constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

     15. Non-Exclusivity. The rights and remedies of Parent and Company hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Nothing in this Agreement shall limit any of Affiliate's obligations, or the rights or remedies of Parent or Company, under any Voting Agreement (including any Irrevocable Proxy contained therein) or Noncompetition Agreement between Parent and Affiliate; and nothing in any such Voting Agreement (including any Irrevocable Proxy) or Noncompetition Agreement shall limit any of Affiliate's obligations, or any of the rights or remedies of Parent, under this Agreement.

     16. Amendments. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent, Company and Affiliate.

     17. Binding Nature. This Agreement will be binding upon Affiliate and Affiliate's representatives, executors, administrators, estate, heirs, successors and assigns, and shall inure to the benefit of Company, Parent and their respective successors and assigns.

     18. Attorneys' Fees and Expenses. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against Affiliate, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     19. Assignment. This Agreement and all obligations of Affiliate hereunder are personal to Affiliate and may not be transferred or delegated by Affiliate at any time. Company or Parent may freely assign any or all of its rights under this Affiliate Agreement, in whole or in part, to any other person or entity without obtaining the consent or approval of Affiliate.

     20. Survival. Each of the representatives, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the Merger.

The undersigned have executed this Agreement as of the date first set forth above.


                                        First Consulting Group, Inc.

                                        By: /s/ James A. Reep
                                           -------------------------------------

                                        Printed Name: James A. Reep
                                                     ---------------------------

                                        Title: President
                                              ----------------------------------


                                        Integrated Systems Consulting
                                        Group, Inc.

                                        By:_____________________________________

                                        Printed Name:___________________________

                                        Title:__________________________________


                                        Affiliate:

                                        By:_____________________________________

                                        Printed Name:___________________________

                                        Address: _______________________________
                                        ________________________________________
                                        ________________________________________

                                        Facsimile:______________________________


                                        Integrated Systems Consulting Group,
                                        Inc. Stock Beneficially owned by
                                        Affiliate:


                                        _________________________________ shares
                                        of Common Stock

                                        _________________________________ shares
                                        of Common Stock issuable upon exercise
                                        of outstanding options

                      AFFILIATE AGREEMENT SIGNATURE PAGE

The undersigned have executed this Agreement as of the date first set forth above.


                                        First Consulting Group, Inc.

                                        By:_____________________________________

                                        Printed Name:___________________________

                                        Title:__________________________________


                                        Integrated Systems Consulting
                                        Group, Inc.

                                        By: /s/ David Lipson
                                           -------------------------------------

                                        Printed Name: David Lipson
                                                     ---------------------------

                                        Title: President
                                              ----------------------------------


                                        Affiliate:

                                        By: /s/ David Lipson
                                           -------------------------------------

                                        Printed Name: David Lipson
                                                     ---------------------------

                                        Address: 771 Eagle Farm Rd
                                        ----------------------------------------
                                        ________________________________________
                                        Villanova PA 19085
                                        ----------------------------------------

                                        Facsimile: 610-989-7050
                                                  ------------------------------


                                        Integrated Systems Consulting Group,
                                        Inc. Stock Beneficially owned by
                                        Affiliate:


                                                         2,917,879        shares
                                        ---------------------------------
                                        of Common Stock

                                                            -0-           shares
                                        ---------------------------------
                                        of Common Stock issuable upon exercise
                                        of outstanding options

                      AFFILIATE AGREEMENT SIGNATURE PAGE